Exhibit 99.2

PRESS RELEASE

Autoliv and Veoneer hold Investor Day ahead of spin-off

(Stockholm, Sweden, May 31, 2018) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, will today hold an Investor Day in Stockholm ahead of the spin-off of Veoneer, the trusted partner in mobility, which is to be completed on June 29, 2018 at which time Autoliv and Veoneer will become two independently listed companies, with the first day of trading of Veoneer common stock and SDRs planned for July 2, 2018.

During the Investor Day members of management of Autoliv and Veoneer will outline corporate strategy, operational strengths, technologies and innovation roadmaps and financial plans for their respective companies as stand-alone companies.

“The strategy is to build two companies focused on and dedicated to their respective markets, which we believe will unlock substantial additional value. I look forward to seeing both companies prosper on their own,” said Jan Carlson, Chairman, President and CEO of Autoliv (from June 29, President and CEO of Veoneer).

Autoliv Highlights

“Autoliv is the undisputed market leader in passive safety. The spin-off of the electronics business provides a great opportunity for us to build on this rich heritage and create an even stronger, more focused company for the future.” said Mikael Bratt, President Passive Safety (from June 29, President and CEO of Autoliv).

Fully focused on delivering on our 2020 targets.

•	Reiterating our 2020 targets of more than $10 billion in sales and an adjusted operating margin* of around 13%.

Balance Sheet strength.

•	After providing Veoneer with total cash liquidity of approximately $1.0 billion, Autoliv estimates its leverage ratio* of net debt* to EBITDA will be approximately 1.5x at the time of the completion of the spin-off. Adjusted for any discrete items, we aim to be close to our leverage ratio* target of 1x by end of 2019.

Long term sustainable market growth.

•	The passive safety market is expected to grow on average about 3% annually until 2025, based on approximately 2% average annual growth for light vehicle production and higher penetration rates for passive safety products. Long term we see additional growth from opportunities for more advanced airbag and seatbelt solutions for the future car with new seating configurations.

Autoliv has the tools to maintain its new market position.

•	Based on 50% or more order intake over the past three years, we look forward to significant sales and market share growth over the next few years. We have the tools to maintain our new position through flawless preparation and execution of the wave of orders, being close to our customers and staying ahead of our competitors with innovative solutions while exploring new avenues for growth.

Operational excellence is Autoliv’s DNA.

•	Our relentless focus on quality, robustness and operational excellence are key strengths which are at the core of our market leadership, quality leadership and business momentum.

Selected historical financial data for Autoliv Continuing Operations is attached as an appendix to this press release. Downloadable excel files of the financial data can be found on www.autoliv.com/investors.

Autoliv, Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

Veoneer Highlights

“We are creating a trusted technology company for the mobility industry with an unparalleled history and track record in automotive safety. Veoneer is at the center of the revolution that is taking place in the automotive industry,” said Jan Carlson, President and CEO of Veoneer.

Exceptional technology growth opportunity.

•	The total available market of $43 billion by 2025, indicating a 10% annual growth rate (CAGR). Also in 2025 it is expected that the average active safety content in every vehicle produced will be around $225, five times more than today. Veoneer also sees a potential upside to the 2025 active safety market of an additional $6 billion, leading to a 2025 active safety sales ambition of more than $4 billion, up slightly from the previous estimate of around $4 billion.

Focused on long term value creation.

•	7,600 associates in Veoneer whereof 2,400 are software engineers, support Veoneer’s long-term focus on strong growth, cash flow generation and double digit operating margins. In support of this growth and development toward profitability, Veoneer expects high RD&E investments to continue and CAPEX levels to be in the high single digits, until 2020.

A technology company dedicated to safety, advanced driver assistance and autonomous driving.

•	Veoneer’s products are already installed in around 175 car models. More than 30 million radars, around 4 million camera products and around 750 million airbag controllers have been delivered and the pace is accelerating.

Proven track record and heritage in automotive safety.

•	Record $1.1 billion annual order intake over the last twelve months (up 48% from previous last twelve months) supports 2020 sales target of around $3 billion and around $4 billion by 2022.

Focus on software

•	Software and combinations of software and hardware will play an ever increasing role in the future of Veoneer and through in-house development, partnerships and acquisitions, Veoneer is well positioned to capture value from this trend. Veoneer has already collected more than 15 petabytes of data from more than 100 test vehicles on the road.

Both companies also reiterated financial targets originally set forth at Autoliv’s capital markets day held in September 2017.

The event will be webcast. All presentations from management at the Investor Day will be made available on www.autoliv.com under Investors – Presentations & Transcripts at 08.00CET on May 31, 2018.

Autoliv and Veoneer will also host an Investor Day on June 4, 2018 in New York. The presentations used at the Investor Day in Sweden will be used for the Investor Day in New York.

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the VP of Investor Relations set out below, at 08.00 CET on May 31, 2018.

*	Excluding costs for capacity alignments and antitrust related matters.

Inquiries

Media: Thomas Jönsson, Corporate Communications, Tel +46 (0)8 5872 0627

Investors & Analysts Autoliv: Anders Trapp, Investor Relations, Tel +46 (0)8 5872 0671

Investors & Analysts Veoneer: Ray Pekar, Investor Relations, Tel +1 (248) 794-4537

Investors & Analysts Veoneer: Thomas Jönsson, Communications and Investor Relations, Tel +46 (0)8 5872 0627

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 72,000 employees in 27 countries. In addition, the Company has 23 technical centers in nine countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2017 amounted to about US $10.4 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIVsdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Non-U.S. GAAP measures

* In this press release we refer to non-U.S. GAAP measures such as operating margin excluding capacity alignment and antitrust related costs, and leverage ratio. Please refer to Autoliv’s earnings release for the period ended March 31, 2018, where more detail regarding these non-US GAAP measures is provided. The forward looking non-U.S. GAAP financial measures above are provided on a non-U.S. GAAP basis. Autoliv has not provided a U.S. GAAP reconciliation of these measures because items that impact these measures, such as costs related to capacity alignments and antitrust matters, cannot be reasonably predicted or determined. As a result, such reconciliation is not available without unreasonable efforts and Autoliv is unable to determine the probable significance of the unavailable information.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including those related to the completion and timing of the spin-off and distribution, including the satisfaction of the conditions to the distribution and the receipt of all required regulatory approvals, and the expected performance of Autoliv and Veoneer following completion of the spin-off, including the outlook of the companies as separate businesses. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

Appendix

Autoliv, Inc. Continuing Operations

Unaudited Consolidated Statements of Operations1)

(Dollars in millions)	Years ended December 31
	2017	2016
Net sales	$8,136.8	$7,921.6
Cost of sales	(6,466.2)	(6,302.8)

Gross profit	1,670.6	1,618.8
Selling, general and administrative expenses	(406.6)	(394.4)
Research, development and engineering expenses, net	(370.6)	(357.3)
Amortization of intangibles	(11.2)	(10.5)
Other income (expense), net	(31.7)	(34.8)

Operating profit	850.5	821.8
Income from equity method investments	1.7	2.6
Interest income	7.4	4.5
Interest expense	(61.1)	(62.2)
Other non-operating items, net	(15.2)	8.3

Income before income taxes	783.3	775.0
Income tax expense	(204.4)	(224.3)

Net profit	578.9	550.7

Less: Net loss attributable to non-controlling interest	2.0	1.5

Net income attributable to controlling interest	$576.9	$549.2

1)	The Unaudited Consolidated Statements of Operations from Continuing Operations have been derived from Autoliv, Inc’s 2017 Annual Report and excludes the Discontinued Operations of Veoneer, Inc. Group in accordance with U.S. GAAP.

Items Affecting Comparability

We believe that comparability between periods is improved through the exclusion of certain unusual or non-recurring items. To assist investors in understanding the operating performance of Autoliv’s business, it is useful to consider certain U.S. GAAP measures exclusive of this item. Accordingly, the tables below reconcile from U.S. GAAP to the equivalent non-U.S. GAAP measure.

(Dollars in millions)	2017	2016
Operating profit	$850.5	$821.8
Anti trust related matters	18.2	13.3
Capacity Alignment	21.6	21.2

Non-GAAP adjusted operating profit	$890.3	$856.3

Appendix

Autoliv, Inc. Continuing Operations

Unaudited Consolidated Balance Sheets1)

(Dollars in millions)

	At December 31
	2017	2016
Assets
Cash and cash equivalents	$959.5	$1,226.7
Receivables, net	1,696.7	1,515.1
Inventories, net	704.3	609.0
Income tax receivables	41.2	35.8
Prepaid expenses	163.9	117.7
Other current assets	2.8	1.1

Total current assets	3,568.4	3,505.4
Property, plant and equipment, net	1,608.9	1,328.7
Investments and other non-current assets	341.0	310.7
Goodwill	1,397.0	1,380.6
Intangible assets, net	42.6	49.5

Total assets	6,957.9	6,574.9

Liabilities and equity
Short-term debt	19.7	216.3
Accounts payable	957.3	879.0
Accrued expenses	851.7	761.0
Income tax payable	81.9	66.6
Other current liabilities	198.0	154.1

Total current liabilities	2,108.6	2,077.0

Long term debt	1,310.7	1,312.5
Pension liability	206.8	218.8
Other non-current liabilities	144.3	103.6

Total non-current liabilities	1,661.8	1,634.9

Equity
Common Stock	102.8	102.8
Additional Paid-in Capital	1,329.3	1,329.3
Retained Earnings	3,211.9	3,010.6
Accumulated other comprehensive loss	(279.4)	(536.0)
Treasury Stock (15.8 and 14.6 shares, respectively)	(1,188.7)	(1,051.2)

Total equity	3,175.9	2,855.5
Non-controlling interest	11.6	7.5

Total shareholders’ equity	3,187.5	2,863.0

Total liabilities and shareholders’ equity	$6,957.9	$6,574.9

1)	The Unaudited Consolidated Balance Sheets from Continuing Operations have been derived from Autoliv, Inc’s 2017 Annual Report and excludes the Discontinued Operations of Veoneer, Inc. Group in accordance with U.S. GAAP.

Appendix

Autoliv, Inc.

Unaudited Consolidated Statements of Cash Flow1)

	Years ended December 31
(DOLLARS IN MILLIONS)	2017	2016
Operating activities
Net income from continuing operations	$578.9	$550.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	307.0	279.8
Deferred income taxes	(28.7)	(13.9)
Undistributed income from equity method investments, net of dividends	7.4	1.0
Net change in:
Receivables and other assets, gross	(101.1)	(128.1)
Inventories, gross	(39.2)	(65.4)
Accounts payable and accrued expenses	116.4	141.3
Income taxes	5.1	7.4
Other, net	23.7	48.8

Net cash provided by operating activities – continuing operations	869.5	821.6
Net cash provided by operating activities – discontinued operations	66.4	46.8

Net cash provided by operating activities	$935.9	$868.4

Investing activities
Expenditures for property, plant and equipment	(470.1)	(404.3)
Proceeds from sale of property, plant and equipment	3.6	6.7
Acquisition of intangible assets	—	(1.1)
Net proceeds from divestitures	1.4	—
Other	(3.8)	—

Net cash used in investing activities – continuing operations	(468.9)	(398.7)
Net cash used in investing activities – discontinued operations	(228.4)	(327.3)

Net cash used in investing activities	$(697.3)	$(726.0)

Financing activities
Net decrease in short-term debt	(205.0)	(6.4)
Repayments and other changes in long-term debt	0.5	(11.9)
Dividends paid to non-controlling interest	(0.1)	(1.7)
Dividends paid	(208.7)	(202.8)
Shares repurchased	(157.0)	—
Common stock options exercised	7.9	5.9
Net transfers to affiliates	(166.1)	(264.9)
Other, net	0.3	1.1

Net cash used in financing activities – continuing operations	(728.2)	(480.7)
Net cash provided by financing activities – discontinued operations	162.0	280.5

	Years ended December 31
(DOLLARS IN MILLIONS)	2017	2016
Net cash used in financing activities	$(566.2)	$(200.2)

Effect of exchange rate changes on cash and cash equivalents	60.4	(49.0)

Decrease in cash and cash equivalents	(267.2)	(106.8)
Cash and cash equivalents at beginning of year	1,226.7	1,333.5

Cash and cash equivalents at end of year	$959.5	$1,226.7

1)	The Unaudited Consolidated Statements of Cash Flow have been derived from Autoliv, Inc’s 2017 Annual Report and includes the Discontinued Operations of Veoneer, Inc. Group reported in accordance with U.S. GAAP.